Exhibit (a)(1)(ii)
Letter of Transmittal For Exercise of The Put Right Attached to Shares of Dreyer’s Grand Ice Cream Holdings, Inc. Class A Callable Puttable Common Stock
          Under Section (c)(ii) of Article Fifth of the Restated Certificate of Incorporation (the “Restated Certificate”) of Dreyer’s Grand Ice Cream Holdings, Inc., a Delaware corporation (“Dreyer’s”), holders of Dreyer’s Class A Callable Puttable Common Stock (the “Class A Shares”) have the option to require Dreyer’s to purchase any or all of their Class A Shares (the “Put Right”), subject to the terms and conditions of the Restated Certificate, during two periods, the first of which is December 1, 2005 to January 13, 2006 (the “First Put Period”). The purchase price per Class A Share is $83.10 (the “Purchase Price”).
          If you elect to exercise your Put Right for any or all of the Class A Shares that you hold, you must properly complete, execute and deliver this Letter of Transmittal, along with any certificates you hold representing Class A Shares, to Mellon Investor Services LLC (“Mellon”), the Depositary Agent for the Put Right, prior to the expiration time of the First Put Period at 5:00 p.m. New York City time on January 13, 2006, or such later date as may be publicly announced by Dreyer’s in order to comply with United States federal securities laws (the “Expiration Time”). You may withdraw your exercise of the Put Right on or before the Expiration Time only if you comply with the instructions in the accompanying Notice of Put Right.
          Effective June 26, 2003, each share of Common Stock of Dreyer’s Grand Ice Cream, Inc., the predecessor corporation to Dreyer’s (the “DGIC Common Stock”), legally converted into one Class A Share. In case you have not already exchanged certificates of DGIC Common Stock for Class A Shares, you may still exercise the Put Right for your shares by delivering this Letter of Transmittal and certificates for DGIC Common Stock.
          I/we, surrender to you for exchange the Class A Shares identified below as represented either by certificates or through the Direct Registration System (“DRS”). I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side, was/were the registered holder(s) of the Class A Shares represented by the enclosed certificates or specified DRS stock holdings, have full authority to surrender these certificate(s) and DRS stock holdings, and give the instructions in this Letter of Transmittal and warrant that the Class A Shares represented by these certificates and DRS stock holdings are free and clear of all liens, restrictions, adverse claims and encumbrances.
Please complete the back if you would like request special transfer instructions.
Box (1) Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X

Signature of Stockholder	Date	Daytime Telephone #
X

Signature of Stockholder	Date	Daytime Telephone #

Box (2) SUBSTITUTE FORM W-9
PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.
SUBSTITUTE FORM W-9

If the Taxpayer ID Number printed above is INCORRECT OR if the space is BLANK write in the CORRECT number here. Under penalties of perjury. I certify that: 1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3. I am a U.S. person (including a U.S. resident alien).
Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.
Signature:
Date:

Box (3) TOTAL SHARES HELD IN DRS FORM:
I elect to exercise the Put Right only for this amount of my DRS shares

Check here to exercise the Put Right for all shares held in DRS form ☐

Box (4) TOTAL SHARES HELD IN CERTIFICATED SHARES
I elect to exercise the Put Right only for this amount of my certificated shares

Check here to exercise the Put Right for all certificated shares ☐
(YOU MUST SEND IN ALL YOUR CERTIFICATES)
If you cannot locate all your certificated shares, complete Box 6

Box (5) Amount of Total Certificated Shares Presented

The Put Right for the First Put Period expires at 5:00 PM, New York City time on Friday, January 13, 2006.

Box 6: Affidavit of Lost, Missing or Destroyed Certificate(s) and Agreement of Indemnity
THIS AFFIDAVIT IS INVALID IF NOT SIGNED BELOW AND A CHECK IS NOT INCLUDED
Taxpayer ID or Social Security Number:

TOTAL SHARES LOST (PICTURE)

Please Fill In Certificate No(s) if Known	Number of Shares

Attach separate schedule if needed

          By signing this form I/We swear, depose and state that: I/We am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the “securities” described in the enclosed Letter of Transmittal. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in the Letter of Transmittal, without the surrender of the original(s), and also to request and induce Federal Insurance Company to provide suretyship for me to cover the missing securities under its Blanket Bond # 8302-00-67. I/We hereby agree to surrender the securities for cancellation should I/We, at any time, find the securities.
          I/We hereby agree for myself/ ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), Mellon Investor Services LLC, Dreyer’s Grand Ice Cream Holdings, Inc., Nestlé S.A. and all their subsidiaries and any other party to the transaction, from and against any and all loss, costs, and damages including court costs and attorney’s fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred. I/We agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by Federal Insurance Company.
          Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X Signed by Affiant (stockholder)		on this date)
	(Deponent) (Indemnitore) (Heirs Individually)		Month Day Year

Social Security #	Date	Notary Public
(A Notarized signature is only required if the total share value of the certificates claimed as lost, missing, or destroyed as calculated below is greater than $50,000)

Box 6 (Cont.) Lost Securities Premium/ Service Fee Calculation
The following formula should be used to calculate the premium, if any, and service fee that you must submit with this form.
1. Calculate the approximate share value of the lost shares by multiplying the number of shares that are lost by the Purchase Price:

• Enter number of share(s) lost X (Purchase Price) $83.10 = $ share value

• If the share value exceeds $500,000, or if the shareholder is foreign or deceased, do not complete this affidavit. Complete only the Transmittal Form and contact Mellon Investor Services regarding the lost certificate(s).
2. Only calculate a Surety Premium if the share value exceeds $3,000, otherwise enter zero (0) on the Surety Premium line below.

• The surety premium equals 1% (.01) of the share value noted in line 1 above:

$ X (1%) or (.01) = $ Surety Premium
3. Add the service fee based on the share value fee guide noted below .... $                       Service Fee

• If the share value is less than or equal to $3,000, the Service Fee = $25

• If the share value is greater than $3,000, the Service Fee = $200
4. Total amount due (add lines 2 & 3) ................................................. $                Total Amount
Please enclose a money order, certified check or cashiers’ check for the required amount, made payable to Mellon Investor Services.

Box (7)
Special Transfer Instructions

If you want your check for cash to be issued in another name, fill in this section with the information for the new account name.	Signature Guarantee Medallion

Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)

Address (Number and Street)	(Name of Guarantor – Please Print)

(City, State & Zip Code)	(Address of Guarantor Firm)

In order to exercise the Put Right for your Class A Shares, this executed Letter of Transmittal and any certificates representing Class A Shares for which the Put Right is being exercised must be received by Mellon by 5:00 PM New York City time on Friday, January 13, 2006.
INSTRUCTIONS FOR COMPLETING THIS LETTER OF TRANSMITTAL

1.	Sign, date and include your daytime telephone number in this Box #1 of this Letter of Transmittal.

2.	PLEASE SIGN IN BOX #2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box #2 and sign to certify. Please note that Mellon Investor Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non – U.S. Taxpayer, please complete and return form W-8BEN.

3.	If your Class A Shares are held in a Direct Registration System (DRS) account at Mellon, your total share holdings will appear at the top of Box #3. If you choose to exercise the Put Right for all of these Class A Shares, mark an X in the appropriate box. If you choose to exercise the Put Right for only a portion of these Class A Shares, please write in that number of shares on the space provided. Note that you will be paid the Purchase Price per Class A Share for only those Class A Shares for which your Put Right is exercised.

4.	If your Class A Shares are held as certificates (or certificates for DGIC Common Stock), your total share holdings will appear at the top of Box #4. If you choose to exercise the Put Right for all of these Class A Shares, mark an X in the appropriate box. If you choose to exercise the Put Right for only a portion of these Class A Shares, please write in that amount of shares on the space provided. You must return your certificates to Mellon along with this executed Letter of Transmittal for any Class A Shares for which you exercise the Put Right. Note that you will be paid the Purchase Price per Class A Share for only those Class A Shares for which you have exercised the Put Right.

5.	If you hold Class A Shares certificates (or certificates for DGIC Common Stock) and are electing to exercise the Put Right for some or all of these Class A Shares, please enter the number of shares represented by certificates that you are returning to Mellon along with this Letter of Transmittal in Box #5. If this number is more than the total number of Class A Shares for which you wish to exercise the Put Right, Mellon will send you a new certificate representing the excess Class A Shares for which you have not exercised the Put Right.

6.	If your Class A Shares are held as certificates (or certificates for DGIC Common Stock), but you cannot deliver some or all of your certificates that total to the figure at the top of Box #4, please follow the instructions provided and complete Box #6 – the Affidavit of Lost, Missing or Destroyed Certificates – on the front of this Letter of Transmittal. Please note the specific instructions in Box #6 for any notary signature requirements and fees payable to Mellon for processing this Affidavit of Lost, Missing or Destroyed Certificates.

7.	If you would like your check to be issued in any name other than the name on your current account, please fill in Box #7. Any such instructions from you in Box #7 must be Medallion Guaranteed by a participating financial institution.

HOW TO CONTACT MELLON INVESTOR SERVICES
By Telephone – 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:
From within the U.S., Canada or Puerto Rico:
1-888-256-2660 (Toll Free)
From outside the U.S.:
1-201-329-8660 (Collect)
WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:	By Overnight Courier:	By Hand:
Mellon Investor Services LLC Attn: Reorganization Dept. P.O. Box 3301 South Hackensack, NJ 07606	Mellon Investor Services LLC Attn: Reorganization Dept. Mail Drop – Reorg 480 Washington Blvd. Jersey City, NJ 07032	Mellon Investor Services LLC Attn: Reorganization Dept. 120 Broadway, 13th Floor New York, NY 10271